EXHIBIT 32.2


                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB of Sew Cal Logo, Inc. for the year ending August 31, 2005, I, Judy Songer, Chief Financial Officer of Sew Cal Logo, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Yearly Report of Form 10-KSB for the year ending August 31,2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Yearly Report on Form 10-KSB for the year ended August 31, 2005, fairly represents in all material respects, the financial condition and results of operations of Sew Cal Logo, Inc.

Date: April 11, 2006

SEW CAL LOGO, INC.

By: /s/ Judy Songer
Judy Songer
Chief Financial Officer